Exhibit 99.1

Spectrum Group Names New Chief Financial Officer

IRVINE, Calif.--(BUSINESS WIRE)--April 12, 2010--Spectrum Group International, Inc. (SPGZ.PK), today announced that it has appointed Paul Soth as its Chief Financial Officer and Executive Vice President, effective immediately.

Mr. Soth, aged 51, served as Director of Income Tax Processes and Systems for Harrah’s Entertainment, Inc. from August 2009 until April 2010, and as Corporate Controller and Tax Manager for Fontainebleau Resorts from August 2006 to May 2009. Mr. Soth also served as Tax Manager of Mandalay Resort Group from August 1999 to April 2005. Mr. Soth graduated from California State University, San Marcos, with a B.S. in Business Administration – Accounting, and is completing his M.S. in Accountancy from the University of Phoenix.

Thor Gjerdrum, who served as Chief Financial Officer of the Company since June 2008, will return to A-Mark Precious Metals on a full-time basis, serving as Chief Financial Officer of A-Mark and focusing on the commercial aspects of the Company’s trading business, particularly its financing operations.

About Spectrum Group International, Inc.

Spectrum Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, rare and fine vintage wine, and arms, armor and militaria, targeting both collectors and dealers. Spectrum is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Spectrum conducts its operations in two business segments: collectibles and trading.

Spectrum Group’s collectibles companies focused on philately are auction houses H.R. Harmer of Irvine, California, Corinphila Auktionen of Zurich, Switzerland, Heinrich Köhler Auktionshaus of Wiesbaden, Germany, Garritsen Beheer B.V., of the Netherlands, and John Bull Stamp Auctions, Ltd of Hong Kong. Spectrum Group’s collectibles companies in the numismatics field include Bowers and Merena Auctions (rare coin and currency auction house), Ponterio & Associates (world and ancient coins and currency auction house), Teletrade (online coin auctions) and Spectrum Numismatics International (wholesale rare coin dealer), all based in Irvine, California. Spectrum Wine Auctions is engaged in the sale by auction of rare and fine vintage wine. Spectrum Group also owns Greg Martin Auctions, which conducts auction sales of antique arms, armor and militaria.

The trading activities of Spectrum Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace. A-Mark’s subsidiary Collateral Finance Corporation, which is the Official Numismatic Lender of the American Numismatic Association, provides financing on a wide array of bullion and numismatic products.

SAFE HARBOR STATEMENT

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ are identified in our public filings with the Securities and Exchange Commission (SEC). More information about factors that could affect our business and financial results included in our public filings with the SEC, which are available on the SEC’s website located at www.sec.gov.

The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:
Spectrum Group International, Inc.
Carol Meltzer, 949-955-1250
General Counsel and Chief Administrative Officer
cmeltzer@spectrumgi.com